                                                                    EXHIBIT 21

                           FEDERAL EXPRESS CORPORATION


                                                                                 JURISDICTION OF
                                                                                 ORGANIZATION OR
                                                                                  REGISTRATION            STATUS
                                                                                 ---------------          ------

        I.     Federal Express Aviation Services, Incorporated                      Delaware              Active

               A.   Federal Express Aviation Services International, Ltd.           Delaware              Active

       II.     Federal Express Canada Ltd.                                           Canada               Active

      III.     Federal Express International, Inc.                                  Delaware              Active

               A.   Dencom Investments Limited                                  Northern Ireland         Inactive

                    1.  Dencom Freight Holdings Limited                         Northern Ireland         Inactive

                        a.   F.E.D.S. (Ireland) Limited                              Ireland             Inactive

                        b.   Federal Express (N.I.) Limited                     Northern Ireland         Inactive

                        c.   Fedex (Ireland) Limited                                 Ireland             Inactive

               B.   Federal Express (Australia) PTY Ltd.                            Australia             Active

               C.   Federal Express Europe, Inc.                                    Delaware              Active

                    1.  Federal Express Europe, Inc. & Co., V.O.F./S.N.C.            Belgium              Active

                    2.  Federal Express European Services, Inc.                     Delaware              Active

                    3.  PIK Holdings Limited                                     United Kingdom           Active

               D.   Federal Express Europlex, Inc.                                  Delaware             Inactive

               E.   Federal Express Holdings, S.A.                                  Delaware              Active

                    1.  Federal Express (Antigua) Limited                            Antigua              Active

                    2.  Federal Express (Antilles Francaises) S.A.R.L.         French West Indies         Active

                    3.  Federal Express (Barbados) Limited                          Barbados              Active

                    4.  Federal Express (Bermuda) Limited                            Bermuda              Active

                    5.  Federal Express Cayman Limited                           Cayman Islands           Active

                    6.  Federal Express (Dominicana) S.A.                      Dominican Republic         Active

                        a.   Inversiones Geminis, S.A.                         Dominican Republic         Active

                        b.   Inversiones Piscis, S.A.                          Dominican Republic         Active

                                                                                 JURISDICTION OF
                                                                                 ORGANIZATION OR
                                                                                  REGISTRATION            STATUS
                                                                                  ------------            ------

                        c.   Inversiones Sagitario, S.A.                       Dominican Republic         Active

                     7. Federal Express Entregas Rapidas, Ltd.                        Brazil              Inactive

                     8. Federal Express (Grenada) Limited                             Grenada              Active

                     9. Federal Express (Haiti) S.A.                                   Haiti              Inactive

                    10. Federal Express Holdings (Mexico) y Compania                 Mexico               Active
                        S.N.C. de C.V.

                    11. Federal Express (Jamaica) Limited                            Jamaica              Active

                    12. Federal Express (St. Kitts) Limited                         St. Kitts             Active

                    13. Federal Express (St. Lucia) Limited                         St. Lucia             Active

                    14. Federal Express (St. Maarten) N.V.                     Netherland Antilles        Active

                        a.   Federal Express (Aruba) N.V.                      Netherland Antilles        Active

                    15. Federal Express (Turks & Caicos) Limited                 Turks & Caicos           Active
                                                                                     Islands

                    16. Federal Express Virgin Islands, Inc.                   U.S. Virgin Islands        Active

                    17. FedEx (Bahamas) Limited                                      Bahamas              Active

               F.   Federal Express (Hong Kong) Limited                             Hong Kong           Liquidation

               G.   Federal Express International (France) SNC                       France               Active

               H.   Federal Express International Y Compania S.N.C. de               Mexico               Active
                    C.V.

               I.   Federal Express Italy Inc.                                      Delaware             Inactive

                    1.  Federal Express Italia SpA                                    Italy             Liquidation

               J.   Federal Express (Japan) K.K.                                      Japan               Active

               K.   Federal Express Limited                                      United Kingdom         Liquidation

                    1.  Federal Express Finance P.L.C.                           United Kingdom          Inactive

                    2.  Federal Express International Limited                    United Kingdom          Inactive

                    3.  Federal Express Parcel Services Limited                  United Kingdom          Inactive

                                                                                 JURISDICTION OF
                                                                                 ORGANIZATION OR
                                                                                  REGISTRATION            STATUS
                                                                                  ------------            ------


                    4.  Federal Express (U.K.) Limited                           United Kingdom           Active

                        a.   Federal Express (U.K.) Pension Trustees Ltd.        United Kingdom           Active

                    5.  Winchmore Developments Ltd.                              United Kingdom          Inactive

                        a.   Concorde Advertising Limited                        United Kingdom          Inactive

               L.   Federal Express Luxembourg, Inc.                                Delaware              Active

               M.   Federal Express Pacific, Inc.                                   Delaware              Active

                    1.  Federal Express Services (M) Sdn. Bhd.                      Malaysia              Active

                    2.  The Flying Tiger Line, Limited                              Hong Kong            Inactive

                    3.  Udara Express Courier Services Sdn. Bhd.                    Malaysia              Active

               N.   Federal Express (Singapore) PTE, LTD.                           Singapore             Active

               O.   Federal Express (Thailand) Limited                              Thailand             Inactive

               P.   FedEx (Mauritius) Ltd.                                          Mauritius             Active

               Q.   Fedex (N. I.) Limited                                       Northern Ireland         Inactive

       IV.     Federal Express Leasing Corporation                                  Delaware              Active

        V.     Fedex Customs Brokerage Corporation                                  Delaware              Active

       VI.     Fedex Foreign Sales Corporation                                U. S. Virgin Islands       Inactive

      VII.     Fedex FSC Corporation                                                Barbados              Active

     VIII.     Fedex International Transmission Corporation                         Delaware              Active

       IX.     Fedex Partners, Inc.                                                 Delaware              Active

        X.     Flying Tigers Limited                                               New Zealand           Inactive

       XI.     The Flying Tiger Line (NZ) Limited                                  New Zealand           Inactive

      XII.     Tiger International Insurance Ltd.                                Cayman Islands           Active



                                       3